Exhibit 99.2 SB206 Molluscum Top-Line Efficacy Plus Sensitivity Analyses 3rd January 2020 1

Forward-Looking Statements This presentation includes forward-looking statements that reflect our current views with respect to, among other things, our plans to develop and commercialize our product candidates, including our interpretation of preclinical and clinical studies and the success and timing of our product development activities and clinical trials, such as the timing of full results of our Phase 3 program to evaluate SB206 for the treatment of molluscum contagiosum, the outcome of discussions with the U.S. Food and Drug Administration (“FDA”) regarding our B-SIMPLE program, the timing for a third Phase 3 trial, the timing of potential regulatory submissions, and our needs for funding. These forward-looking statements are included throughout this presentation. We have used the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable”, “targeted” and similar terms and phrases to identify forward-looking statements in this presentation. The forward-looking statements contained in this presentation are based on management’s current expectations and are subject to substantial risks, uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to: the risk that full results of the Phase 3 program will not be received timely or will not be consistent with our expectations; the risk that the FDA will not agree with our position that the B-SIMPLE2 results can be used to support a New Drug Application (“NDA”) alongside results of a third confirmatory trial; the risk that results from a third Phase 3 trial will not be received timely or will not achieve significance sufficient to support an NDA; our ability to obtain funding or enter into strategic relationships on a timely basis, or at all, to enable a third Phase 3 trial and to continue operations; our ability to reduce cash expenditures; our ability to utilize the stock purchase agreement with Aspire Capital Fund, LLC; risks and uncertainties in the clinical development process, including, among others, length, expense, ability to enroll patients, reliance on third parties, potential for delays and that results of earlier research and preclinical or clinical trials may not be predictive of results, conclusions or interpretations of later research activities or additional trials; risks related to the regulatory approval process, which is lengthy, time-consuming and inherently unpredictable, including the risk that our product candidates may not be approved or that additional studies may be required for approval or other delays may occur and that we may not obtain funding sufficient to complete the regulatory or development process; risks related to the manufacture of clinical trial materials; our ability to obtain additional funding or enter into strategic relationships or other business development necessary for the further development of our product candidates; and other risks and uncertainties described in our annual report filed with the SEC on Form 10-K for the twelve months ended Dec. 31, 2018, and in any subsequent filings with the SEC. Any forward-looking statement made by us in this presentation speaks only as of the date of this presentation. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. 2

Webcast Agenda • B-SIMPLE1 and B-SIMPLE2: study design including demographics • Top-line efficacy: results and sensitivity analyses • SB206 and molluscum indication: possible path(s) forward • Novan, Inc: brief commentary – funding, operations and runway 3

SB206 Phase 3 Study Design (B-SIMPLE1, B-SIMPLE2)

Description	• Multi-center, randomized, double-blind, vehicle-controlled, parallel trials to evaluate the efficacy and safety of SB206 12% QD for the treatment of molluscum contagiosum ("molluscum" or "MC")
Trial Design	• ~340 subjects per pivotal trial • 2:1 (active:vehicle) randomization • 14 day wash out period prior to randomization • Subjects or their caregivers will apply SB206 12% or Vehicle Gel once daily for a minimum of 4 weeks and up to 12 weeks to all treatable lesions (baseline and new) • Visits at Screening/Baseline, Week 2, Week 4, Week 8, Week 12 and safety follow-up at Week 24
Key Inclusion Criteria	• Males and females, 6 months of age and older • 3-70 lesions at baseline
Primary Endpoint	• Proportion of subjects with complete clearance of all treatable molluscum lesions at Week 12
Secondary Endpoint	• Proportion of subjects with complete clearance of all treatable molluscum lesions at Week 8
Exploratory Endpoints[1]	• Proportion of subjects with complete clearance of all treatable molluscum lesions at each visit • Proportion of subjects achieving clearance of ≥95%, 90% and 75% of molluscum lesions at Week 12 • Percent change from baseline in number of molluscum lesions at every visit • Time to complete clearance • Proportion of subjects who have a recurrence of MC after first visit of complete clearance • Proportion of subjects developing scar(s) after clearance of lesions at each visit

NOVAN

Links to clinicaltrials.gov: B-SIMPLE1 & B-SIMPLE2

1. Additional exploratory and sensitivity analysis were defined in the statistical analysis plan

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Study Demographics1 B-SIMPLE1 B-SIMPLE2 ITT Population2 352 355 Completed Week 12 Treatment 303 304 Dropout Rate 13.1% 15.5% Number of Sites 33 33 % Dermatologists 66.7% 69.7% Age (years) Mean 7.1 6.4 % Ages 2 to 17 95.2% 97.5% Gender Female 47.7% 48.5% Male 52.3% 51.5% Baseline Lesion Count Mean 18.1 18.3 The Phase 3 B-SIMPLE pivotal trials were well balanced across both studies 1. This table will be updated post completion of Week 24 data analysis and study closeout 5 2. Intent-to-Treat Population (ITT): consists of all subjects who were randomized

B-SIMPLE1 & B-SIMPLE2: ITT Population1 B-SIMPLE1 B-SIMPLE2 SB206 Vehicle SB206 Vehicle p-value p-value (n=236) (n=116) (n=237) (n=118) Primary Endpoint: Complete Clearance of 25.8% 21.6% p=0.375 30.0% 20.3% p=0.062 All Lesions at Week 12 Secondary Endpoint: Complete Clearance of 15.3% 10.3% p=0.202 13.9% 5.9% p=0.028 All Lesions at Week 8 SB206 was nearly statistically significant for the primary endpoint compared to vehicle in B-SIMPLE2, and was statistically significant for the secondary endpoint 1. Intent-to-Treat Population (ITT): consists of all subjects who were randomized 6

B-SIMPLE1 & B-SIMPLE2: PP Population1 B-SIMPLE1 B-SIMPLE2 SB206 Vehicle SB206 Vehicle p-value p-value (n=192) (n=109) (n=194) (n=103) Primary Endpoint: Complete Clearance of 31.3% 21.1% p=0.074 36.1% 23.3% p=0.028 All Lesions at Week 12 Statistical significance achieved in the PP population for the primary endpoint compared to vehicle in B-SIMPLE2 1. Per Protocol (PP): all patients in the ITT population who completed the 12-week treatment period and had no significant protocol deviations that impacted the analyses of efficacy endpoints 7

B-SIMPLE1 & B-SIMPLE2: ITT Population1, LOCF2 B-SIMPLE1 B-SIMPLE2 SB206 Vehicle SB206 Vehicle p-value p-value (n=236) (n=116) (n=237) (n=118) Primary Endpoint: Complete Clearance of All 26.7% 21.6% p=0.292 30.8% 20.3% p=0.044 Lesions at Week 12 Exploratory Endpoint3: Clearance of 95% Lesions 28.0% 22.4% p=0.217 35.0% 20.3% p=0.007 at Week 12 Exploratory Endpoint3: Clearance of 90% Lesions 33.9% 25.0% p=0.079 39.7% 20.3% p<0.001 at Week 12 B-SIMPLE2 was statistically significant for multiple endpoints with the last observation carried forward method for missing data at Week 12 1. Intent-to-Treat Population (ITT): consists of all subjects who were randomized 2. Last Observation Carried Forward (LOCF) method for handling missing data: all patients randomized (ITT population) and where a patient missed their Week 12 visit but had reported complete/95%/90% clearance at their last collected lesion assessment, their last visit lesion count is included in the analysis as complete/95%/90% clearance at Week 12 8 3. Exploratory endpoints were pre-specified in the statistical analysis plan

B-SIMPLE1 & B-SIMPLE2: Consistent and Supportive • Primary analysis and pre-specified sensitivity analyses demonstrated evidence of consistency across both studies • Evidence of consistency between the two studies includes: − Statistical test of heterogeneity (tests for variation in study outcomes between studies and result demonstrated homogeneity between trials) − Positive treatment effect trends for primary and secondary endpoints for both studies − Overlap of 95% confidence intervals (interval that one can be 95% confident contains the true value of the population) for the primary endpoint between studies − Similar standard errors (a measure of the statistical accuracy of the estimate of interest) for both studies − Statistically significant meta analysis (examination of data from independent studies vs. combined studies to determine overall trends demonstrates the two analyzed together is stronger than either study individually) Similar analyses of B-SIMPLE1 demonstrated reasonable consistency and was supportive of B-SIMPLE2 9

Cross Trial Comparison: Complete Clearance at Week 121 40.0% 37.5% * 35.0% 30.0% 30.0% 27.7% 25.8% 25.0% 21.6% 20.3% 20.0% 18.2% 15.0% 10.0% 12% QD 12% 12% QD 12% 12% QD 12% 5.0% BID 12% treatable molluscum lesions at Week 12 Week at lesions molluscum treatable % of patients with complete clearance of all all of clearance complete with ofpatients % 0.0% MC-201 B-SIMPLE1 B-SIMPLE2 *p<0.05 Vehicle SB206 SB206 treatment effect reasonably similar across Phase 2 and Phase 3 1. Intent-to-Treat Population (ITT): consists of all subjects who were randomized 10

SB206: Summary of B-SIMPLE Results • SB206 failed to achieve statistically significant results for the primary endpoint. • B-SIMPLE2 was statistically significant for multiple pre-specified sensitivity analyses. • Similar analyses with B-SIMPLE1 demonstrated the trial is reasonably consistent and supportive of B-SIMPLE2. • All efficacy and safety data (both trials) including the prospectively planned safety evaluation through Week 24, targeted to be available by March 2020. 11

Clinical and Regulatory Possible Path Forward • Subject to discussions with the U.S. Food and Drug Administration (FDA), the Company intends to utilize B-SIMPLE2 as one of the confirmatory trials for New Drug Application (NDA) submission. • Subject to securing additional near-term funding and FDA feedback, the Company intends to support and confirm B-SIMPLE2 with an additional confirmatory Phase 3 trial. That trial would be targeted to commence in April 2020. • Potential NDA submission remains consistent with previous company timelines and targets the second quarter of 2021, depending on feedback from FDA and confirmatory results in the additional trial. 12

Funding and Operations Commentary • Management, along with the Board of Directors, continues to explore both financial and strategic options in order to continue to progress SB206 for the molluscum indication as well as preserve the nitric oxide science and technology platform. • The Company will provide a further business update as and when it is appropriate to do so. • The Company is working to action a number of operational adjustments in order to reduce cash utilization over the near term. • Substantial additional funding will be required in order to continue to sustain business operations. 13

Publicly Reported Cash Runway • As of September 30, 2019, the Company had $22.5 million in total cash, cash equivalents and restricted cash, which is targeted to fund operations into the first quarter of 2020. • This projected cash runway excludes the effect of potential sales of common stock under the Common Stock Purchase Agreement agreed to in August 2019 with Aspire Capital Fund, LLC, if available.1 1. As of September 30, 2019, the Company had sold 100,000 shares of common stock at a price of $2.61 per share under the Aspire Common Stock Purchase Agreement. The $25.0 million Aspire Common Stock Purchase Agreement contains certain limitations, including, but not limited to: (i) the Company has the ability to sell to Aspire up to 100,000 shares of the Company’s common stock per business day; (ii) the Company has a $500,000 maximum aggregate purchase price payable by Aspire on any one purchase date; (iii) the Company may not effect any sales on any purchase date where the closing sale price of the Company’s common stock is less than $0.25; and (iv) the number of shares that may be sold will be limited to 5,211,339 shares (which represents 19.99% of the Company’s outstanding shares of common stock on August 30, 2019), if the average price paid for shares issued under the Common Stock Purchase Agreement is less than $2.17. Please reference Form 10-Q filed with the SEC for the quarter ended 9/30/19. 14

SB206 Molluscum Top-Line Efficacy Plus Sensitivity Analyses 3rd January 2020 15